Exhibit 5.1

August 8, 2025

APA Corporation

2000 W. Sam Houston Pkwy S, Suite 200

Houston, Texas 77042

Ladies and Gentlemen:

We have acted as counsel to APA Corporation, a Delaware corporation (“APA”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) to be filed on the date hereof by APA with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to APA’s offers to exchange (the “Exchange Offers”) (i) an aggregate principal amount of up to $57,743,000 of APA’s 7.70% Notes due 2026 (the “Registered March 2026 Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 7.70% Notes due 2026 (the “Original March 2026 Notes”), (ii) an aggregate principal amount of up to $55,695,000 of APA’s 7.95% Notes due 2026 (the “Registered April 2026 Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 7.95% Notes due 2026 (the “Original April 2026 Notes”), (iii) an aggregate principal amount of up to $38,777,000 of APA’s 4.875% Notes due 2027 (the “Registered 2027 Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 4.875% Notes due 2027 (the “Original 2027 Notes”), (iv) an aggregate principal amount of up to $238,849,000 of APA’s 4.375% Notes due 2028 (the “Registered 2028 Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 4.375% Notes due 2028 (the “Original 2028 Notes”), (v) an aggregate principal amount of up to $160,328,000 of APA’s 7.75% Notes due December 15, 2029 (the “Registered 2029 Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 7.75% Notes due December 15, 2029 (the “Original 2029 Notes”), (vi) an aggregate principal amount of up to $368,571,000 of APA’s 4.250% Notes due 2030 (the “Registered 2030 Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 4.250% Notes due 2030 (the “Original 2030 Notes”), (vii) an aggregate principal amount of up to $341,219,000 of APA’s 6.000% Notes due 2037 (the “Registered 2037 Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 6.000% Notes due 2037 (the “Original 2037 Notes”), (viii) an aggregate principal amount of up to $538,504,000 of APA’s 5.100% Notes due 2040 (the “Registered 2040 Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 5.100% Notes due 2040 (the “Original 2040 Notes”), (ix) an aggregate principal amount of up to $208,884,000 of APA’s 5.250% Notes due 2042 (the “Registered 2042 Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 5.250% Notes due 2042 (the “Original 2042 Notes”), (x) an aggregate principal amount of up to $152,680,000 of APA’s 4.750% Notes due 2043 (the “Registered 2043 Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 4.750% Notes due 2043 (the “Original 2043 Notes”), (xi) an aggregate principal amount of up to $76,589,000 of APA’s 4.250% Notes due 2044 (the “Registered 2044 Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 4.250% Notes due 2044 (the “Original 2044 Notes”), (xii) an aggregate principal amount of up to $125,731,000 of APA’s 7.375% Debentures due 2047 (the “Registered 2047 Debentures”), which will have been registered under the Act, for an equal principal amount of APA’s 7.375% Debentures due 2047 (the “Original 2047 Debentures”),

APA Corporation

August 8, 2025

(xiii) an aggregate principal amount of up to $330,091,000 of APA’s 5.350% Notes due 2049 (the “Registered 2049 Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 5.350% Notes due 2049 (the “Original 2049 Notes”), (xiv) an aggregate principal amount of up to $37,408,000 of APA’s 7.625% Debentures due 2096 (the “Registered 2096 Debentures”), which will have been registered under the Act, for an equal principal amount of APA’s 7.625% Debentures due 2096 (the “Original 2096 Debentures”), (xv) an aggregate principal amount of up to $350,000,000 of APA’s 6.10% Notes due 2035 (the “Registered 2035 Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 6.10% Notes due 2035 (the “Original 2035 Notes”), and (xvi) an aggregate principal amount of up to $500,000,000 of APA’s 6.75% Notes due 2055 (the “Registered 2055 Notes” and together with the Registered March 2026 Notes, the Registered April 2026 Notes, the Registered 2027 Notes, the Registered 2028 Notes, the Registered 2029 Notes, the Registered 2030 Notes, the Registered 2037 Notes, the Registered 2040 Notes, the Registered 2042 Notes, the Registered 2043 Notes, the Registered 2044 Notes, the Registered 2047 Debentures, the Registered 2049 Notes, the Registered 2096 Debentures, and the Registered 2035 Notes, the “Registered Notes”), which will have been registered under the Act, for an equal principal amount of APA’s 6.75% Notes due 2055 (the “Original 2055 Notes” and together with the Original March 2026 Notes, the Original April 2026 Notes, the Original 2027 Notes, the Original 2028 Notes, the Original 2029 Notes, the Original 2030 Notes, the Original 2037 Notes, the Original 2040 Notes, the Original 2042 Notes, the Original 2043 Notes, the Original 2044 Notes, the Original 2047 Debentures, the Original 2049 Notes, the Original 2096 Debentures, and the Original 2035 Notes, the “Original Notes”). The Registered Notes will be issued under the Indenture, dated as of December 11, 2024 (the “Indenture”), between APA and Regions Bank, as trustee.

At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

We have examined originals, or copies certified or otherwise identified, of (i) the Registration Statement and the form of prospectus contained therein; (ii) the Amended and Restated Certificate of Incorporation of APA and the Amended and Restated Bylaws of APA, in each case as amended to date; (iii) the Indenture; (iv) the forms of the Registered Notes; (v) corporate records of APA, including minute books of APA and certain resolutions of the Board of Directors, or committees thereof, of APA, as furnished to us by APA; and (vi) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. We have relied upon certificates of officers of APA and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto other than APA.

In connection with this opinion, we have assumed that:

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August 8, 2025

(a)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act and such effectiveness shall not have been terminated or rescinded;

(b)	the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(c)

the Original Notes will have been validly tendered and not withdrawn and will have been received and accepted by APA in accordance with the terms of the Exchange Offers as set forth in the Registration Statement; and

(d)

the Registered Notes will have been duly executed, authenticated, issued and delivered upon consummation of the Exchange Offers in accordance with the terms of the Indenture and the Exchange Offers as set forth in the Registration Statement.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Registered Notes issued in exchange for Original Notes in accordance with the terms of the Exchange Offers as set forth in the Registration Statement will constitute legal, valid and binding obligations of APA, enforceable against APA in accordance with their terms.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware (the “DGCL”) and the relevant contract law of the State of New York. We express no opinion as to any other laws, statutes, regulations or ordinances, including federal and state securities (or “blue sky”) laws. The reference to the DGCL in the first sentence of this paragraph includes the referenced statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect.

Our opinion that the Registered Notes are legal, valid and binding obligations of APA is subject to (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) limitations of rights to indemnification, exculpation and contribution which may be limited by applicable law or equitable principles. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions. We express no opinion as to the validity, binding effect or enforceability of any provisions of the Indenture or the Registered Notes that require or relate to the payment of additional interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. Further, we express no opinion with respect to the enforceability of provisions in the Registered Notes or the Indenture with respect to waiver, delay, extension or omission of notice of enforcement of rights or remedies or waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other nonwaivable benefits provided by operation

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August 8, 2025

of law. In addition, the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time.

Very truly yours,

/s/ BRACEWELL LLP